Exhibit 3.35

State of Delaware Office of the Secretary of State	PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF “MK/BNFL GESCO LLC”, FILED IN THIS OFFICE ON THE NINTH DAY OF OCTOBER, A.D. 1998, AT 9 O’CLOCK A.M.

Edward J. Freel, Secretary of State
2953983 8100	AUTHENTICATION:
981392000	DATE: 9347899 10-09-98

CERTIFICATE OF FORMATION

OF

A LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is:

MK/BNFL GESCO LLC

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address CORPORATION SERVICE COMPANY.

THIRD: The Company shall exist for a period of thirty (30) years from and after the date the Delaware Secretary of State issues a Certificate of Formation, unless dissolved earlier by law.

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this 8th day of October, A.D. 1998

Authorized Person
Jonathan Robertson

State of Delaware Office of the Secretary of State	PAGE 1

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MK/BNFL GESCO LLC”, CHANGING ITS NAME FROM “MK/BNFL GESCO LLC” TO “WESTINGHOUSE GOVERNMENT ENVIRONMENTAL SERVICES COMPANY LLC”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MARCH, A.D. 1999, AT 4:30 O’CLOCK P.M.

Edward J. Freel, Secretary of State
2953983 8100	AUTHENTICATION: 9624274
991096559	DATE: 03-12-99

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION

OF

MK/BNFL GESCO LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is MK/BNFL GESCO LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

1.	The name of the limited liability company is: Westinghouse Government Environmental Services Company LLC.

3. This Certificate of Amendment of Certificate of Formation may be executed in one or more counterparts (any or all of which may be by facsimiles) each of which shall be an original and all of which together shall form a single agreement.

IN WITNESS WHEREOF, the undersigned, authorized persons of the limited liability company, have caused this Certificate of Amendment of Certificate of Formation to be duly executed as of the 10 day of March, 1999.

MORRISON KNUDSEN CORPORATION

By:
Name:	Stephen G. Hanks
Title:	Executive Vice President and Chief Legal Officer

BNFL NUCLEAR SERVICES INC.

By:
Name:
Title:

OF

MK/BNFL GESCO LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is MK/BNFL GESCO LLC.

2. The Certificate of Formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

1. The name of the limited liability company is: Westinghouse Government Environmental Services Company LLC

3. This Certificate of Amendment of Certificate of Formation may be executed in one or more counterparts (any or all of which may be by facsimiles) each of which shall be an original and all of which together shall form a single agreement.

IN WITNESS WHEREOF, the undersigned, authorized persons of the limited liability company, have caused this Certificate of Amendment of Certificate of Formation to be duly executed as of the 10th day of March, 1999.

MORRISON KNUDSEN CORPORATION

By:
Name:
Title:

BNFL NUCLEAR SERVICES INC.

By:
Name:	Alvin Shuttleworth
Title:	Secretary

CL: [ILLEGIBLE]

State of Delaware Secretary of State Division of Corporations Delivered 04:47 PM 01/23/2006 FILED 04:43 PM 01/23/2006 SRV 060064785 – 2953983 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Westinghouse Government Environmental Services Company LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: The Certificate of Formation of the limited liability company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

1. The name of the limited liability company is: Washington Government Environmental Services Company LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of January, A.D. 2006.

By:
Authorized Person(s)

Name:	Craig G. Taylor
Print or Type

State of Delaware Secretary of State Division or Corporations Delivered 04:24 PM 12/22/2008 FILED 02:44 PM 12/22/2008 SRV 081220027 – 2953983 FILE

State of Delaware

Certificate of Amendment

1.	Name of Limited Liability Company: Washington Government Environmental Services Company LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: the address of its Registered Office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th day of December, 2008.

By:	/s/ Jennifer Shanders

Name:	Jennifer Shanders
Print or Type
Title:	Authorized Person

DE077 - CT System Online